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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to 1996 Equity Incentive Plan and Employee Stock Purchase Plan of Aradigm Corporation of our report dated February 7, 2003, with respect to the financial statements of Aradigm Corporation in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP



Palo Alto, California
July 17, 2003




                                       8.